Registration No. ___-______

As filed with the Securities and Exchange Commission on October 20, 1997

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                         TREND-LINES, INC.
     (Exact Name of Registrant as Specified in Its Charter)

      Massachusetts                                04-2722797
(State of Incorporation)                          (I.R.S.Employer
                                              Identification No.)

                   135 American Legion Highway
                    Revere, Massachusetts 02151
             (Address of Principal Executive Offices)


            Trend-Lines Employee Stock Purchase Plan
                    (Full title of the Plan)

                        Stanley D. Black
                            Chairman
                        TREND-LINES, INC.
                   135 American Legion Highway
                   Revere, Massachusetts 02151
                          617-853-0900
    (Name, Address and Telephone Number of Agent for Service)

                Copies of all communications to:
                      David A. Garbus, Esq.
                       ROBINSON & COLE LLP
                        One Boston Place
                Boston, Massachusetts 02108-4404
                     Telephone: 617-557-5900
                 CALCULATION OF REGISTRATION FEE


  Title of       Maximum        Proposed      Proposed      Amount of
 Securities       Amount        Maximum        Maximum     Registration
    to be          to be        Offering      Aggregate       Fee (2)
 Registered     Registered     Price Per      Offering
                   (1)           Share          Price
Class A         250,000          $8.25      $2,062,500    $711.21
Common Stock,
$.01
par value






TOTAL          250,000 shs.                 $2,062,500    $711.21


(1)  In addition, pursuant to Rule 416(c) under the Securities
Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Amount of Registration Fee was calculated pursuant to
Section 6(b) of the Securities Act of 1933, which states that the fee shall be "one-twenty ninth of one percentum of the maximum aggregate price at which such securities are proposed."

 (3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the last reported sale price of the Company's Common Stock as reported on the Nasdaq National Market on October 15, 1997.



                             PART I.

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



Item 1.  Plan Information.

Omitted in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


Item 2.  Registrant Information and Employee Plan Annual
Information.

Omitted in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                             PART II

       INFORMATION REQUIRED IN  THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

1.   The Annual Report on Form 10-K of Trend-Lines, Inc. (the
"Company") for the fiscal year ended March 1, 1997 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-24390).

2.   All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since March 1, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item  4.  Description of Securities.

Not applicable.


Item  5.  Interests of Named Experts and Counsel.

Not applicable.


Item 6.  Indemnification of Directors and Officers.

Article 6 of the Registrant's Restated Articles of Organization eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Massachusetts law. Article VII of the Registrant's Restated By-Laws provides that the Registrant shall indemnify its officers and directors to the full extent permitted by the Massachusetts Business Corporation Law. Section 67 of the Massachusetts Business Corporation Law authorizes a corporation to indemnify directors, officers and employees unless such party has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The Registrant also has entered into indemnification agreements with its directors containing similar substantive provisions. The effect of these provisions is to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Company has purchased directors' and officers' liability insurance to provide indemnification for its directors and officers.


Item 7.  Exemption from Registration Claimed.

Not applicable.


Item 8.  Exhibits.

Exhibit   Description
No.
4.1* Revised Articles of Organization of the Company, as amended (incorporated by reference to the Company's Registration Statement Form S-1 (Commission File No. 33-78772) and to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31,
          1997).

4.2*      Restated By-Laws of the Company, as amended
          (incorporated by reference to the Company's
          Registration Statement on Form S-1 (Commission File
          No. 33-78772) and to the Company's Quarterly Report on
          Form 10-Q for the fiscal quarter ended August 31,
          1997).

4.3       Trend-Lines Employee Stock Purchase Plan.

4.4* Form of Class A Common stock certificate (incorporated by reference to the Company's Registration Statement on Form S-1 (Commission File No. 33-78772).

5         Opinion of the Company's Counsel regarding legality.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of  Robinson & Cole LLP (contained in Exhibit 5).

24 Power of Attorney (filed herewith as part of the signature page).


*  Incorporated by reference.

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
          Section 10(a)(3) of the  Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or
          events arising after the      effective date of the
          registration statement (or the most recent
          post-effective amendment thereof) which,
          individually or in the   aggregate, represent a
          fundamental change in  the information set   forth
          in the registration statement.  Notwithstanding the
          foregoing,     any increase or decrease in volume of
          securities offered (if the total   dollar value of
          securities offered would not exceed that which was registered) and any deviation from the low or high
          and of the     estimated maximum offering range may
          be reflected in the form of   prospectus filed with
          the Commission pursuant to Rule 424(b) if, in
          the aggregate, the changes in volume and price
          represent no more   than 20 percent change in the
          maximum aggregate offering price   set forth in the
          "Calculation of Registration Fee" table in the effective registration statement;

               (iii)     To include any material information
          with respect to the plan of   distribution not
          previously disclosed in this registration statement or any material change to such information in this
          registration   statement.

     provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Revere, Commonwealth of Massachusetts, on this 20th day of October, 1997.

                        TREND-LINES, INC.


                   By:  /s/ Stanley D. Black
                        Stanley D. Black
   Chairman of Board of Directors and Chief Executive Officer
                   Principal Executive Officer



                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Compensation and Stock Option Committee of the Board of Directors of the Company have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Revere, Commonwealth of Massachusetts, on this 20th day of October, 1997.

            TREND-LINES EMPLOYEE STOCK PURCHASE PLAN
 By: Compensation and Stock Option Committee, Plan Administrator

             By: /s/ Ronald L. Franklin
                Ronald L. Franklin, Vice President, Finance
                    Duly Authorized

               POWER OF ATTORNEY


Each of the officers and directors of Trend-Lines, Inc. whose signature appears below hereby constitutes and appoints Stanley
D. Black and Karl P. Sniady, and each of them, their true and lawful attorneys-in-fact and agents with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement (including post-effective amendments), and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 20, 1997.

Signature                          Title

/s/ Stanley D. Black               Chairman, Chief Executive Officer
                                   and Director
                                   (Principal Executive Officer)

/s/ Karl P. Sniady                 Executive Vice President, Finance and
Karl P. Sniady                     Chief Financial Officer and Director
                                   (Principal Financial and
                                    Accounting Officer)

/s/ Ronald L. Franklin             Director
Ronald L. Franklin

/s/ Richard Griner                 President, Chief Operating Officer and
Richard Griner                     Director

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                          EXHIBIT INDEX

               REGISTRATION STATEMENT ON FORM S-8
                        TREND-LINES, INC.
Exhibit No.  Description
                                                 Page No.
4.1*         Revised Articles of Organization
             of the Company, as amended
             (incorporated by reference to the
             Company's Registration Statement
             on Form S-1  (Commission File No.
             33-78772) and to the Company's
             Quarterly Report on Form 10-Q for
             the fiscal quarter ended August
             31, 1997).

4.2*         Restated By-Laws of the Company ,
             as amended (incorporated by
             reference to the Company's
             Registration Statement on Form S-
             1 (Commission File No. 33-78772)
             and to the Company's Quarterly
             Report on Form 10-Q for the
             fiscal quarter ended August 31,
             1997).

4.3          Trend-Lines Employee Stock
             Purchase Plan.

4.4*         Form of Class A common stock
             certificate (incorporated by
             reference to the Company's
             Registration Statement on Form S-
             1 (Commission File No. 33-78772).

5            Opinion of Robinson & Cole LLP
             regarding legality.

23.1         Consent of Arthur Andersen LLP.

23.2         Consent of Robinson & Cole LLP
             (contained in Exhibit 5).

24           Power of Attorney (filed herewith
             as part of the signature page).

                   * Incorporated by Reference